Exhibit 99.1

Contact:

Suzanne Barton

Director, Investor Relations

(801) 584-1138

sbarton@myriad.com

FOR IMMEDIATE RELEASE 6/4/09, 4:05 PM EDT

MYRIAD GENETICS SETS RECORD AND DISTRIBUTION DATES

FOR sPIN-OFF OF myriad pHARMACEUTICALS

Salt Lake City, June 4, 2009 - Myriad Genetics, Inc. (NASDAQ: MYGN) announced today that its Board of Directors has set the shareholder of record and distribution dates in connection with the spin-off of its wholly owned subsidiary, Myriad Pharmaceuticals, Inc. Shareholders of record of Myriad Genetics, Inc. on June 17, 2009 will receive on June 30, 2009, a pro-rata dividend of one-quarter share of Myriad Pharmaceuticals, Inc. common stock for each share of Myriad Genetics, Inc. stock. Any fractional shares will be paid in cash.

Myriad Genetics, Inc. will continue to trade on the NASDAQ Global Select Market under the ticker symbol "MYGN" and is expected to begin trading ex-dividend two days prior to the record date. Shares of Myriad Pharmaceuticals, Inc. will be listed on the NASDAQ under the ticker symbol "MYRX". It is anticipated that these shares will begin trading "when issued" on NASDAQ on or prior to the record date, with any trades settling within three days after the distribution date.

"We believe separating these unique businesses will allow each company to better pursue its long-term strategic initiatives and compete more effectively in its respective market," stated Peter D. Meldrum, President and Chief Executive Officer of Myriad Genetics. "We are confident that this move is in the best interests of both companies and its stakeholders, and we wish our many talented and dedicated co-workers at Myriad Pharmaceuticals the very best in their endeavors."

After the distribution is completed, the two companies will operate as independent, well capitalized, highly focused entities. Myriad Genetics will continue as a global leader in the field of molecular diagnostics, with seven marketed products - BRACAnalysis, COLARIS, COLARIS AP, MELARIS, TheraGuide 5-FU, PREZEON and OnDose.

Myriad Pharmaceuticals will pursue development of unique, best-in-class therapeutic candidates in the areas of cancer and HIV. To facilitate the advancement of these research programs, Myriad Genetics will transfer $188 million to Myriad Pharmaceuticals.

"This is a very exciting time for Myriad Pharmaceuticals, and we welcome the opportunity of continuing to build a world class pharmaceutical company focused on novel therapies to treat life threatening diseases," said Adrian N. Hobden, President and Chief Executive Officer of Myriad Pharmaceuticals.

The registration statement on Form 10 has been filed by Myriad Pharmaceuticals, Inc. with the Securities and Exchange Commission, and the Company expects to announce the effective date in the near future. Further, it is anticipated that a Private Letter Ruling from the Internal Revenue Service regarding the tax-free nature of the spin-off will be received by the Company prior to the June 30 distribution date.

About Myriad Pharmaceuticals

Myriad Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development of best-in-class therapeutic products.

About Myriad Genetics

Myriad Genetics, Inc. is a leading healthcare company focused on the development and marketing of novel molecular diagnostic products. Myriad's news and other information are available on the Company's Web site at www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, Colaris, Colaris AP, Melaris, TheraGuide, Prezeon, OnDose, Azixa and Vivecon are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries.

MYGN-G

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the anticipated shareholder of record and distribution dates in connection with the spin-off of the Company's wholly owned subsidiary, Myriad Pharmaceuticals, Inc.; the anticipated pro-rata dividend, on June 30, 2009, of one-quarter share of Myriad Pharmaceuticals, Inc. common stock for each share of the Company's stock to the shareholders of record of Myriad Genetics, Inc. on June 17, 2009; the payment of any fractional shares in cash; the continued trading of the Company's stock on the NASDAQ Global Select Market under the ticker symbol "MYGN" and the expectation that the Company's stock will begin trading ex-dividend two days prior to the anticipated June 17, 2009 record date; the listing of the shares of Myriad Pharmaceuticals, Inc. on the NASDAQ under the ticker symbol "MYRX"; the anticipation that the Myriad Pharmaceuticals, Inc. shares will begin trading "when issued" on NASDAQ on or prior to the June 17, 2009 record date, with any trades settling within three days after the distribution date; the Company's belief that separating these unique businesses will allow each company to better pursue its long-term strategic initiatives and compete more effectively in its respective market; the Company's confidence that that this move is in the best interests of both companies and its stakeholders; the anticipation that after the distribution is completed, the two companies will operate as independent, well capitalized, highly focused entities, and that the Company will continue as a global leader in the field of molecular diagnostics, with seven marketed products - BRACAnalysis, COLARIS, COLARIS AP, MELARIS, TheraGuide 5-FU, PREZEON and OnDose; the pursuit by Myriad Pharmaceuticals of the development of unique, best-in-class therapeutic candidates in the areas of cancer and HIV; the transfer by the Company of $188 million to Myriad Pharmaceuticals to facilitate the advancement of its research programs; the opportunity of continuing to build a world class pharmaceutical company focused on novel therapies to treat life threatening diseases; the expectation to receive and announce an effective date in the near future for the Form 10 registration statement filed by Myriad Pharmaceuticals with the Securities and Exchange Commission; and the anticipation that a favorable Private Letter Ruling from the Internal Revenue Service regarding the tax-free nature of the spin-off will be received by the Company prior to the June 30 distribution date. These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may not receive the necessary regulatory approvals to carryout the spin-off of Myriad Pharmaceuticals, Inc.; the risk that we may not receive a favorable Private Letter Ruling from the Internal Revenue Service regarding the tax-free nature of the spin-off transaction; the risk that we may be unable to carryout, or may have to delay to a later date, the spin-off of Myriad Pharmaceuticals, Inc.; the risk that we may be unable to further identify, develop and achieve commercial success for new products and technologies; the risk that we may be unable to discover drugs that are safer and more efficacious than our competitors; the risk that we may be unable to develop and maintain manufacturing or laboratory processing capabilities for our products; the risk that sales of our existing molecular diagnostic products may decline or not continue to increase at historical rates; the risk that we may be unable to develop additional molecular diagnostic products that help assess which patients are subject to greater risk of developing diseases and who would therefore benefit from new preventive therapies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will not be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we may be unable to protect our proprietary technologies; the risk of patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading "Risk Factors" contained in Item 1A in our Annual Report on Form 10-K for the year ended June 30, 2008, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.